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                                                                     Exhibit 5.1

                    [McKenna Long & Aldridge LLP Letterhead]

                                  July 31, 2003

Board of Directors
US Airways Group, Inc.
2345 Crystal Drive
Arlington, Virginia 22227

      Re: Amended and Restated 2003 Stock Incentive Plan of US Airways Group, Inc. Registration Statement on Form S-8

Gentlemen:

      We have acted as counsel to US Airways Group, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") that is being filed by the Company with the Securities and Exchange Commission. Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, a total of 5,970,540 shares (the "Shares") of the Company's Class A common stock, par value $1.00 per share (the "Common Stock"), including 2,220,570 Shares to be issued upon the exercise of Class A-1 Warrants of the Company (the "Warrants"), issuable under the Amended and Restated 2003 Stock Incentive Plan of the Company (the "Plan"). The Company also intends to register pursuant to the Registration Statement 2,220,570 Warrants and 2,220,570 shares of the Class A preferred stock of the Company (the "Preferred Stock," and together with the Common Stock and the Warrants, the "Securities"), issuable under the Plan.

      The opinion hereinafter set forth is given at the request of the Company pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond the matters expressly stated. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

      Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

      In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our

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US Airways Group, Inc.
July 31, 2003
Page 2

Opinion, including, without limitation, the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, the record of corporate proceedings, the Plan and the form of Warrant. In making all of our examinations, we assumed the genuineness of all signatures, the authority of the persons who executed such documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

      As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and originals or copies of certificates of various public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

      We do not herein express any opinion concerning any matter respecting or affected by any laws other than provisions of the General Corporation Law of the State of Delaware as now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the issuance of the Securities pursuant to the Plan. The Opinion hereinafter set forth is based upon the General Corporation Law of the State of Delaware and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such law or facts that hereafter may come to our attention.

      Based upon and subject to the foregoing, we are of the following opinion:

      (1) the Securities, when issued in accordance with the terms of the Plan, or, with respect to the Shares issuable upon exercise of the Warrants, when issued in accordance with the terms of the Warrants, in each case against payment in full of the price therefor, if any, established in accordance with the terms of the Plan and/or the Warrants, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ McKenna Long & Aldridge LLP
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                                        McKenna Long & Aldridge LLP